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                                                                    EXHIBIT 3.22

                                    BYLAWS OF

                              FIFTEEN PAC COMPANY

                              A NEVADA CORPORATION

                                    ARTICLE I

                                     GENERAL

         1.01 References. Any reference herein made to law will be deemed to refer to the law of the state of Nevada, including any applicable provisions of Chapter 78 of Title 7, Nevada Revised Statutes (or its successor), as of any given time in effect. Any reference herein made to the Articles will be deemed to refer to the applicable provision or provisions of the Articles of Incorporation of FIFTEEN PAC COMPANY (the "Corporation"), and all amendments thereto, as at any given time on file with the Nevada Secretary of State, together with any and all certificates filed by the Corporation with the Nevada Secretary of State (or any successor to its functions) pursuant to applicable law.

         1.02 Seniority. The Articles will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the Articles, and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

         1.03 Offices. The principal office of the Corporation shall be located at such place as the Board of Directors may from time to time select. The Corporation may have such other offices either within or without the State of Nevada as the Board of Directors may designate or as the business of the corporation may require from time to time.

         1.04 Change Thereof. The Board of Directors may change the Corporation's principal office or its statutory agent from time to time by filing a statement with the Nevada Secretary of State pursuant to applicable law.

         1.05 Stockholders of Record. The word "stockholder" as used herein shall mean one who is a holder of record of shares in the corporation as defined in Section 2.04.

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                                   ARTICLE II

                                  STOCKHOLDERS

         2.01 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on the Second Saturday in August of each year, at the office of the Corporation in the State of Nevada or otherwise as provided in the notice of said meeting. The purpose of said annual meeting shall be for election of directors and for the purpose of transacting such other business as may be brought before said meeting. The Board of Directors may change the time and place of the annual meeting providing such change of time and place be preceded by a notice of such change to all stockholders of record. If said day of the annual meeting is a legal holiday, then said meeting shall be held on the next ensuing day not a holiday.

         2.02 Special Meetings. Special meetings of the stockholders may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting. All meetings of the stockholders may be held within or without the State of Nevada. Notice of the special meeting will be had as provided under Section 2.03 of this Article.

         2.03 Notices. Written or printed notice stating the place, day and hour of the meeting and, in case of special meeting, the purposes for which the meeting is called, shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer book of the Corporation, with postage thereon prepaid. Provided, however, that notice of any meeting of stockholders whether regular or special, may be waived either before, at or after such meeting. Any stockholder may waive call or notice of any annual, deferred annual, or special meeting (and any adjournment thereof) at any time before, during which or after it is held. Attendance of a stockholder at any such meeting in person or by proxy will automatically evidence his waiver of call and notice of such meeting (and any adjournment thereof) unless he or his proxy is attending the meeting for the express purpose of objecting to the transaction of business because the meeting has not been properly called or noticed.

         2.04 Stockholders of Record. For each meeting, or consent to corporate action without a meeting, of stockholders (and at any adjournment of such meeting), or in order to make a determination of stockholders for determining those stockholders entitled to receive payment of any dividend, or for any other lawful action, the Board of Directors may fix in advance a record date which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting or other action.

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         If no record date is fixed by the Board of Directors for determining stockholders entitled to notice of, and to vote at, a meeting of stockholders, the record date shall be at four o'clock in the afternoon on the day before the notice is given, or, if notice is waived, at the commencement of the meeting. If no record date is fixed for determining stockholders entitled to express written consent to corporate action without a meeting, the record date shall be the time of the day on which the first written consent is served upon an officer or director of the Corporation.

         A determination of stockholders of record entitled to notice of, and to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and further provided that the adjournment or adjournments of any such meeting do not exceed thirty (30) days in the aggregate.

         2.05 Tellers. At all meetings of stockholders, the Chairman may appoint three tellers who shall act as inspectors of elections and determine the validity of the proxies and press upon the qualifications of all persons offering to vote at each meeting and count the ballots. The election shall be by secret ballot, or in case there is only one nomination for a certain office, the election may be by acclamation. Each stockholder of record shall be entitled to one vote for each share of stock held by him.

         2.06 Proxies. Any stockholder entitled to vote thereat may vote by proxy at any meeting of the stockholders (and at any adjournment thereof) which is specified in such proxy, provided that his or her proxy is executed in writing by such stockholder or his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided therein. The burden of proving the validity of any undated, irrevocable or otherwise contested proxy at a meeting of the stockholders will rest with the person seeking to exercise the same. A telegram or cablegram appearing to have been transmitted by a stockholder or by his duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

         2.07 Voting. Except for the election of directors (which will be governed by cumulative voting pursuant to applicable law) and except as may otherwise be required by the Corporation's Articles, these Bylaws or by statute, each issued and outstanding share of the Corporation (specifically excluding shares held in the treasury of the corporation) represented at any meeting of the stockholders in person or by a proxy given pursuant to Section 2.06 above, will be entitled to one vote on each matter submitted to a vote of the stockholders at such meeting. Unless otherwise required by the Corporation's Articles or by applicable law, any question submitted to the stockholders will be resolved by a majority of the votes cast thereon, provided that such votes constitute a majority of the quorum of that particular meeting, whether or not such quorum is then present. Voting will be by ballot on any question as to which a ballot vote is demanded prior to the time the voting begins by any person entitled to vote on such question; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

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         2.08 Quorum. At any meeting of the stockholders, the presence in person or by proxy of the holders of a majority of the shares of the Corporation issued, outstanding and entitled to vote at the meeting will constitute a quorum of the stockholders for all purposes. In the absence of a quorum, any meeting may be adjourned from time to time by its chairman, without notice other than by announcement at the meeting, until a quorum is formed. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum has been formed at any meeting, the stockholders from time to time remaining in attendance may continue to transact business until adjournment, notwithstanding the prior departure of enough stockholders to leave less than a quorum. If an adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.09 Order of Business.

         1st All persons claiming to hold proxies shall present them to the tellers for verification.

         2nd  Proof of due notice of meeting when applicable.

         3rd  Reading and disposal of all unapproved minutes.

         4th  Reports of officers and committees.

         5th  Election of Directors.

         6th  Unfinished business.

         7th  New business.

         8th  Adjournment.

         2.10 Action by Stockholders Without a Meeting. Any action required or permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by stockholders holding at least eighty-five percent (85%) of the outstanding common stock.

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                                   ARTICLE III

                               BOARD OF DIRECTORS

         3.01 Number and Term of Directors. The Board of Directors will be comprised of not less than one nor more than nine members who need not be stockholders of the Corporation. The directors will regularly be elected at each annual meeting of the stockholders, but directors may be elected at any other meeting of the stockholders. The Board of Directors will have the power to increase or decrease its size within the aforesaid limits and to fill any vacancies by majority vote which may occur in its membership, whether resulting from an increase in the size of that board or otherwise, and shall hold office until the next annual meeting of the stockholders. Each director elected by the stockholders or the Board of Directors shall hold office until his or her successor is duly elected and qualified. However, the holders of the majority of the outstanding shares of stock entitled to vote may at any time pre-emptorily terminate the term of office of all or any of the Directors by a vote at a meeting called for such purposes. Such removal shall be effective immediately even if successors are not elected simultaneously and the vacancies of the Board of Directors resulting therefrom shall be filled by the stockholders, or by the Board of Directors as provided in this Section.

         3.02 Regular Meetings. After the adjournment of the annual meeting of the stockholders of the Corporation, the newly elected directors shall meet for the purpose of organization, the election of officers, and the transaction of such other business as may come before said meeting. No notice shall be required for such meeting. The meeting may be held within or without the State of Nevada.

         3.04 Quorum. A quorum for the transaction of business at any meeting or adjourned meeting of the Board of Directors will consist of a majority of those then in office. Once a quorum has been formed, the directors from time to time remaining in attendance at such meeting prior to its adjournment will continue to be legally competent to transact business properly brought before the meeting, notwithstanding the prior departure from the meeting of enough directors to leave less than a quorum.

         3.05 Voting. Any matter submitted to a meeting of the Board of Directors will be resolved by a majority of the votes cast thereon.

         3.06 Order of Business:

The Board of Directors may, from time to time, determine the order of business at their meetings. The usual order of business at such meetings shall be as follows:

         1st  Roll call; a quorum being present.

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         2nd  Reading of minutes of preceding meeting and action thereon.

         3rd  Consideration of communications of the Board of Directors.

         4th  Reports of officials and committees.

         5th  Unfinished business.

         6th  Miscellaneous business.

         7th  New business.

         8th  Adjournment.

         3.12 Meetings by Conference Telephone. If all the directors consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting.

                                   ARTICLE IV

                               POWERS OF DIRECTORS

         4.01 Generally: The Government in control of the Corporation shall be vested in the Board of Directors.

         4.02 Special Powers: The Board of Directors shall have, in addition to its other powers, but expressly subject to the limitations set forth in the Articles, the express right to exercise the following powers:

         1. To purchase, lease, and acquire, in any lawful manner real property and any personal property including franchises, stocks, bonds and debentures of other companies, business and good will, patents, trademarks, contracts and interests thereunder, and other property that in the judgment of the Board of Directors may be beneficial for the purpose of this corporation, and to issue shares of stock of this corporation in payment of such property, and in payment for services rendered to this corporation, when they deem it advisable.

         2. To fix and determine and to vary, from time to time, the amount or amounts to be set aside or retained as reserve funds or as working capital of this corporation.

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         3.   To issue notes and other obligations or evidences of the debt of this corporation, and to secure the same, if deemed advisable, and endorse and guarantee notes, bonds, stocks, and other obligations of other corporations with or without compensation for so doing, and from time to time to sell, assign, transfer or otherwise dispose of any of the property of this corporation, subject, however, to the laws of the State of Nevada, governing the disposition of the entire assets and business of the Corporation as a going concern.

         4. To declare and pay dividends, both in the form of money and stock, but only from the surplus or from the net profit arising from the business of this corporation, after deducting therefrom the amounts, at the time when any dividend is declared which shall have been set aside by the Directors as a reserve fund or as a working fund.

                                    ARTICLE V

                                   COMMITTEES

         5.01 Committees: From time to time the Board of Directors, by affirmative vote of a majority of the whole Board may appoint any committee or committees for any purpose or purposes, and such committee or committees shall have and may exercise such powers as shall be conferred or authorized by the resolution of appointment. Provided, however, that such committee or committees shall at no time have more power than that authorized by the statues regulating the appointment of committees.

                                   ARTICLE VI

                                    OFFICERS

         6.01 Officers: And the officers of the Corporation shall consist of a President and Secretary, and such other officers as shall from time to time be provided for by the Board of Directors. Such officers shall be elected by ballot or unanimous acclamation at the meeting of the Board of Directors after the annual election of directors. In order to hold any election there shall be a quorum present, and any officer receiving a majority vote shall be declared elected and shall hold office for one year and until his or her respective successor shall have been duly elected and qualified; provided, however, that all officers, agents and employees of the Corporation shall be subject to removal from office pre-emptorily by vote of the Board of Directors at any meeting.

         6.02 Powers and Duties of President: The President shall at all times be subject to the control of the Board of Directors. He shall have general charge of the affairs of the Corporation.

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He shall supervise over and direct all officers and employees of the Corporation and see that their duties are properly performed. The President, in conjunction with the Secretary, shall sign and execute all contracts, notes, mortgages, and all other obligations in the name of the Corporation, and with the Secretary shall sign all certificates of the shares of the capital stock of the Corporation. The President shall preside at all meetings of the shareholders and of the Board of Directors and by virtue of his office he shall be a member and Chairman of the executive committee if one is appointed. The President shall each year present an annual report of the preceding year's business to the Board of Directors at a meeting to be held immediately preceding the annual meeting of the stockholders, which report shall be read at the annual meeting of the stockholders. The President shall do and perform such other duties as from time to time may be assigned by the Board of Directors to him.

         Notwithstanding any provision to the contrary contained in the Bylaws of the Corporation, the Board may at any time and from time to time direct the manner in which any person or persons by whom any particular contract, document, note or instrument in writing of the Corporation may or shall be signed by and may authorize any officer or officers of the Corporation to sign such contracts, documents, notes or instruments.

         6.03 Powers and Duties of the Secretary: The Secretary of the Corporation shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, and also when requested by a committee, the minutes of such committee, in books provided for the purpose. He shall attend to the giving and serving of notice of the Corporation. It shall be the duty of the Secretary to sign with the President, in the name of the Corporation, all contracts, notes, mortgages, and other instruments and other obligations authorized by the Board of Directors, and when so ordered by the Board of Directors, he shall affix the Seal of Corporation thereto. The Secretary shall have charge of all books, documents, and papers properly belonging to his office, and of such other books and papers as the Board of Directors may direct.

                                   ARTICLE VII

                           RESIGNATIONS AND VACANCIES

         7.1 Resignations. Any director, committee member, or officer may resign from his or her office at any time by written notice delivered or addressed to the Corporation at its principal office. Any such resignation will be effective upon its receipt by the Corporation unless some later time is therein fixed, and then from that time; the acceptance of a resignation will not be required to make it effective.

         7.2 Vacancies. If the office of any director, committee member, or officer becomes vacant by reason of his or her death, resignation, disqualification, removal or otherwise, the Board of Directors may choose a successor to hold office for the unexpired term.

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                                  ARTICLE VIII

                                      SEAL

         8.01 Form Thereof. The Board of Directors may provide for a seal of the Corporation which will have inscribed thereon the name of the Corporation, the state and year of its incorporation, and the words "Corporate Seal."

                                   ARTICLE IX

                      STOCK AND CERTIFICATES AND TRANSFERS

         9.01. Stock and Certificates and Transfers: All certificates for the shares of the capital stock of the Corporation shall be signed by the President or Vice-President, and Secretary. All certificates shall be consecutively numbered in progression beginning with number one. Each certificate shall show upon its face that the Corporation is organized under the laws of Nevada, the number and par value, if any, of each share represented by it, the name of the person owning the shares represented thereby, with the number of each share and the date of issue, and the stock thereby represented is transferable only upon the books of the Corporation and upon the signing of such certificates. A stock transfer book, known as the stock register shall be kept, in which shall be entered the number of each certificate issued and the name of the person owning the shares thereby represented, with the number of such shares and the date of issue. The transfer of any share or shares of stock in the Corporation may be made by surrender of the certificate issued therefore, and the written assignment thereof by the owner or his duly authorized Attorney in Fact. Upon such surrender and assignment, a new certificate shall be issued to the assignee as he may be entitled, but without such surrender and assignment no transfer of stock shall be recognized by the Corporation. The Board of Directors shall have the power concerning the issue, transfer and registration of certificate for agents and registrars of transfer, and may require all stock certificates to bear signatures of either or both. The stock transfer books shall be closed ten days before each meeting of the shareholders and during such period no stock shall be transferred.

                                    ARTICLE X

                                    DIVIDENDS

         10.01 Subject to such restrictions or requirements as may be imposed by applicable law or the Corporation's Articles or as may otherwise be binding upon the Corporation, the Board of Directors may from time to time declare and the Corporation may pay dividends on shares of the corporation outstanding on the dates of record fixed by the board, to be paid in cash, in property or in shares of the Corporation on or as of such payment or distribution dates as the Board may prescribe.

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                                   ARTICLE XI

                                  FISCAL YEAR

         11.01 Fiscal Year. The fiscal year of the Corporation shall commence with the opening of business on the first day of April of each year and shall close on the 31st day of March each year.

                                   ARTICLE XII

                                   AMENDMENTS

         12.01 Amendment of Bylaws: The Bylaws may be amended by a majority vote of all shareholders of the Corporation entitled to vote at a regular annual meeting. Also, said Bylaws may be altered or amended by a majority vote of the stockholders of said corporation at any special meeting called for that object and purpose, and provided all the stockholders are given legal notice of the object and purpose of said meeting.

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Dated as of August 12, 1999.

                                                  /s/ Rex C. Nowlan
                                                  ------------------------------
                                                  Rex C. Nowlan, Secretary

STATE OF ARIZONA     )
                     )
COUNTY OF MARICOPA   )

         I, Nancy K. Ventre, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Rex C. Nowlan, Secretary of FIFTEEN PAC COMPANY, a Nevada corporation, and who is known to me, executed same as Secretary and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and official seal, this the 12th day of August, 1999.

                                                   /s/ [ILLEGIBLE]
                                                   -----------------------------
                                                   NOTARY PUBLIC

                                                   My Commission Expires:8/19/99

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